Exhibit 99.1

IIOT-OXYS, Inc. Structural Health Monitoring Business Gains Traction and Recognition

CAMBRIDGE, MA / ACCESSWIRE / June 2, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) announced its Structural Health Monitoring (SHM) business continues to gain traction and attract global recognition.

Cliff Emmons, CEO of IIOT-OXYS, Inc. (Oxys), stated, “The contract extension from a Department of Transportation (DOT) of a major northeast state originally announced in March 2022 has ensured our revenue for the second quarter of 2022 will exceed that for all of 2021. Furthermore, we have submitted a proposal to continue monitoring services and install hardware and software upgrades to the current bridge sites for the 2021 – 2022 fiscal year, at the request of our main contractor to the DOT. This would bring our 2022 revenue back to pre-pandemic levels. In addition to this business traction, the Oxys – Aingura IIoT, S.L. (Aingura) partnership is also garnering worldwide recognition for our SHM capabilities. Javier Diaz, CTO of Aingura, and I have been asked to jointly present at the Digital Twin Consortium Q2 Member Meeting in Orlando, FL on June 21st thru 23rd on the subject of ‘Applications of Digital Twins for Structural Integrity Diagnosis’. Back in March we announced Mr. Diaz will be the keynote speaker in July at the International Conference on Bridge Maintenance, Safety and Management (IABMAS) in Barcelona, Spain. These invitations are validation of our partnership’s strong SHM capabilities.”

“Our data driven proprietary AI & Machine Learning algorithms provide adjunct insights to traditional visual inspections performed by the bridge inspectors worldwide. This success is a direct result of the hard innovative work by our hard-working technical teams, and sound advice from our academic and commercial advisors. It positions us to pursue contracts in SHM worldwide," stated Mr. Emmons. On November 15, 2021, President Biden signed the $1 trillion infrastructure bill into law. The law allocates $110 billion in funding to repair U.S. roads and bridges and support major, transformational projects. Specifically, the Federal Highway Administration will distribute $26.5 billion to upgrade bridges in states, the District of Columbia and Puerto Rico over five years under the law. Other reports state that companies such as Oxys that are involved with connected infrastructure, which includes connected roads and bridges and the underlying "smart" sensor and software technology, are poised to benefit from the new law. Independent research shows that the world-wide Structural Health Monitoring market size is $2.0 billion USD will reach $4.0 billion USD by 2027, growing at a CAGR of 14.6%.1 Mr. Emmons concluded, "This contract extension in the U.S. and this well-deserved recognition from both European and U.S. organizations give us confidence this will lead to additional new business in due time."

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS Inc.

Clifford L. Emmons

CEO
contact@oxyscorp.com
www.oxyscorp.com

1 https://www.researchandmarkets.com/reports/5571342/global-structural-health-monitoring-market-size